QILU BANK

Qilu Bank

Credit Granting Maximum Amount Guarantee Contract of Legal

Person

(First version in 2010)

Contract No. 2011 L.S.D.L.F.S.Z.G.B.Z. No. 007

Guarantor (full name):
Domicile:
Legal representative (principal):
Bank of deposit and account No.:
Telephone or fax number:
Post code:

Guarantor (full name): Song Yanliang
ID No. 372321197510208051
Household register:
Current address:
Post code:
Telephone or fax number:

Creditor: Jinan East Lishan Road Branch of Qilu Bank Co., Ltd.
Domicile: No. 112, Jiefang Road, Jinan City
Legal representative (principal): Liu Wei
Telephone or fax number: 82905066
Post code: 250013

To guarantee the performance of the debts under Article 1 of this Contract, the guarantor is willing to provide guarantee for the debts of creditor. Party A and Party B reached this Contract through friendly negotiation in accordance with Property Law of the People’s Republic of China and Guarantee Law of The People's Republic of China and relevant laws and regulations.

Article 1: Main contract and maximum debt amount guaranteed
(1)
The main contract refers to Credit Granting Contract of Legal Person (L.S.D.L.F.S.Z.No.007 in 2011) signed between Shandong Global Pharm Co., Ltd. (hereinafter referred to as “debtor”) and the creditor on April 27, 2011. The guarantor reviewed and known the clauses of the main contract, and is bound by the main contract as well as assume the relevant responsibilities. According to the main contract, the debtor and creditor will sign the detailed loan contracts (hereinafter referred to as “the Detailed Contracts”), the Detailed Contracts are the indivisible part of the main contract.

(2)
The maximum debt amount guaranteed in this Contract is RMB 6 million, (or other currencies and amounts converted according to the foreign exchange rate declared by Party B while Party A transacts with Party B).

(3)
Within the validity of credit granting limit (from April 27, 2011 to Oct. 27, 2011) and credit granting limit agreed in the main contract, the debtor can apply for the recyclable granting limit. The beginning date, expiration date, interest rate and amount of each business shall be based on the detailed contracts, loan notes or debt certificate.

(4)
Within the validity of credit granting limit and credit granting limit agreed in the main contract, the creditor shall not handle the guarantee procedures when dealing with the detailed granting business.

Article 2: Guarantee scope

The scope guaranteed by the guarantor covers all the creditor’s rights under the main contact and the Detailed Contract, including but not limited in the creditor’s right, interest, default interest, compound interest, liquidated damages, indemnity, maintenance fees for guaranteed property, inquiry fees, registration fees, notarial fees, premium, drawing fees, expenses for performing the debt right and guarantee right (including but not limited in legal costs, property preservation cost, execution cost, arbitration cost, counsel fee, travelling cost, appraisal cost, auction cost and transfer cost, etc.)

Article 3: Way of guarantee

The Contract adopts the guaranty way of joint responsibility. If the performance period of the single debt under the main contract expires, and the debtor fails to perform the entire or part of the debts, the creditor has right to request the guarantor to assume the responsibility.

Article 4: Guarantee period

(1)	The loan of each period in the guarantee period shall be calculated separately, from the effective date of the Contract to two years after the loan expires.

(2)
The letter of guarantee of each period in the guarantee period shall be calculated separately, from the effective date of the Contract to two years after the creditor pays the amount agreed in the letter of guarantee.

(3)
The letter of credit of each period in the guarantee period shall be calculated separately, from the effective date of the Contract to two years after the creditor makes external payments for the letter of credit.

(4)
Each bank’s acceptance bill shall be calculated separately during the guarantee period, from the effective date of the Contract to two years after the expiration date of the single bank’s acceptance bill.

(5)	For other single debt under the main contract during the guarantee period, it is from the effective date of the Contract to two years after the debt’s performance period expires.

Article 5: Commitment of guarantor

(1)	The guarantor shall provide the real balance sheet, income statement, cash flow, annual audit report and the relevant materials and information.
(2)	If the debtor fails to perform the creditor’s right when expires, the guarantor shall perform the guarantee responsibility voluntarily.
(3)	If the guarantor fails to perform the guarantee responsibility according to the Contract, the creditor shall deduct from any accounts in Qilu Bank System opened by the guarantor.
(4)	The guarantor shall notify the creditor within 5 business days after the following matters happened:

1.	The guarantor has the changes in administrative subordination and management personnel, revision in Articles of Association and adjustment in organizations;
2.	The guarantor has great difficulties in production operation and financial status or major lawsuits and arbitrations;
3.	The guarantor changes industrial and commercial information such as name, domicile and legal representative, etc;
4.	The guarantor changes the capital structure or operation method.

(5)
The guarantor provides the guarantee for the third party’s debt, or makes pledge and mortgage guarantee for himself/herself or the third party, if this may affect the performance of the guarantee responsibility under this Contract, which shall notify the creditor in advance of 15 days and get the permission of the creditor.

(6)	The Detailed Contracts, loan certificates or relevant certificates of the businesses under this Contract shall be not delivered to the guarantor.

Article 6: If the guarantor assumes the responsibility for guarantee, it shall comply with the following orders to pay off:

1.	Expenses to realize the guarantee right;
2.	Expenses to realize the creditor’s right;

3.	Principal debt, interest, default interest and compound interest;
4.	Other payables such as liquidated damages and indemnity.

Article 7: Breach of the contract

If the guarantor violates the obligations under this Contract, the creditor has right to request the guarantor to assume 5% liquidated damages of unpaid debt principal under the main contract.

Article 8: Disputes solution

The disputes aroused in the Contract shall be solved through the negotiation of the two parties, if it needs to be solved through lawsuits, it shall be governed by court located in the creditor’s place.

Article 9: When the debt performance period under the main contract expires, and the creditor is not be paid off, whether the creditor has the guarantee right of the debts under the main contract (including but not limited in the ways of guarantee, pledge, mortgage, deposit, letter of guarantee, standby letter of credit and credit insurance, etc.), it has right to request the guarantor to assume the responsibility within the guarantee scope. The abovementioned “period expiration” includes the situation that the creditor announces the debt expiration in advance and requests the debtor to pay off timely in accordance with the contract or state laws and regulations.

Article 10: Other agreed matters
(1)	The guaranteed principal creditor’s right shall be affirmed if one of the following situations occurs:
1.	The performance period of the last credit granting business happened in the credit granting limit validity agreed by the debtor and creditor expires;
2.	The new creditor’s right could not occur;
3.	The guarantor and debtor are with bankruptcy or canceled;
4.	Other situations determined by the creditor’s right regulated by the law.
The above guaranteed creditor’s right is determined to have the following effect: When determining the guaranteed creditor’s right, whether the unpaid creditor’s right under the main contract is with the expired period or with additional conditions, which is still within the scope of guarantee; when determining the guaranteed creditor’s right, for all the payments agreed in Article 2 of the Contract excluding the creditor’s right, whether it occurs or not, which is still within the scope of guarantee.
(2)	If the guarantor belongs to the natural person, the spouse of the guarantor is willing to assume the guarantee obligations under the contract together with the guarantor.

Article 11: Taking effect of the Contract
The Contract will take effect after meeting the following conditions:
(1)	It is with the guarantor’s seal or contract seal (if the guarantor is the natural person, he/she only needs to make signature);
(2)	It is signed by the creditor’s principal or authorized agent, with the official seal or special contract seal.

Article 12: This contract has_____copies, with the two parties holding____respectively, covering the same legal effect.

Signing this column if the guarantor is the legal person	Signing this column if the guarantor is the natural person
Guarantor (seal):	Guarantor (signature): Song Yanliang
Spouse of guarantor (signature):
Legal representative (principal):
Or authorized agent (seal):

Creditor (seal): Jinan East Lishan Road Branch of Qilu Bank Co., Ltd.
Principal or authorized agent (seal): Liu Wei
Operator (signature):
Signing date: